Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

FirstMerit Corporation and Affiliates Employees’ Salary Savings Retirement Plan
Columbus, Ohio

We hereby consent to the incorporation by reference in the Registration Statement on Form
S-8 (333-209962) of Huntington Bancshares Incorporated of our report dated June 27, 2018, relating to the financial statements and supplemental schedule of FirstMerit Corporation and Affiliates Employees' Salary Savings Retirement Plan which appear in this Form 11-K for the years ended December 31, 2017.

/s/ BDO USA, LLP
Cleveland, Ohio

June 27, 2018